                                                                       EXHIBIT 5

                         REINHART, BOERNER, VAN DEUREN,
                            NORRIS & RIESELBACH, s.c.
                             1000 North Water Street
                               Milwaukee, WI 53202


                               September 1, 1999



Murdock Communications Corporation
1112 29th Avenue S.W.
Cedar Rapids, IA  52404

Gentlemen:                              Re:  Registration Statement on Form SB-2



         We have acted as counsel for Murdock Communications Corporation, an Iowa corporation (the "Company"), in connection with the Company's offering to certain holders of Common Stock Purchase Warrants (the "Public Warrants") of up to 1,819,918 shares of its common stock, no par value (the "Common Stock"), and up to 7,643,693 shares of Common Stock to be sold by certain selling shareholders, including shares issuable upon exercise of outstanding warrants (the "Selling Shareholder Warrants" and, collectively with the Public Warrants, the "Warrants").




         In such capacity, we have examined, among other documents, the Amended and Restated Articles of Incorporation of the Company, as amended, a certificate of good standing issued by the Secretary of State of the State of Iowa and the Registration Statement on Form SB-2 (File No. 333-78399) filed by the Company with the Securities and Exchange Commission (the "Commission") on May 13, 1999, as amended by Pre-Effective Amendment No. 1 to the Registration Statement filed by the Company with the Commission on July 2, 1999 and as amended by Post-Effective Amendment No. 1 to the Registration Statement to be filed by the Company with the Commission on the date hereof or shortly hereafter. Based upon the foregoing, and upon such further examination as we have deemed relevant and necessary, we are of the opinion that the shares of Common Stock to be offered by the Company upon exercise of the Public Warrants and the shares of Common Stock offered by the selling shareholders have been legally and validly authorized under the Company's Amended and Restated Articles of Incorporation, as amended, and the laws of the State of Iowa, and such shares have been, or will be when issued in accordance with the description set forth in the Registration Statement and the terms of the Warrants, legally and validly issued and fully-paid and nonassessable.

Murdock Communications Corporation


September 1, 1999


Page 2

         We hereby consent to the use of our name beneath the caption "Legal Matters" in the prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto. In giving our consent, we do not admit that we are "experts" within the meaning of section 11 of the Act or within the category of persons whose consent is required by section 7 of the Act.

                                            Yours very truly,

                                            REINHART, BOERNER, VAN DEUREN,
                                               NORRIS & RIESELBACH, s.c.

                                            BY  /s/ Albert S. Orr

                                                    Albert S. Orr